Exhibit 99.1

ARBINET ANNOUNCES CFO TRANSITION PLAN

NEW BRUNSWICK, N.J., September 1, 2009 — Arbinet Corporation (NasdaqGM: ARBX), a leading provider of innovative voice and IP solutions for buying and selling telecommunications capacity, today announced that John “Jack” Wynne, Jr. will leave his position as Chief Financial Officer of the Company effective November 15, 2009.  To ensure a smooth transition, Mr. Wynne has agreed to stay on as a consultant through March 2010 as Arbinet’s Board of Directors conducts a search to identify qualified candidates to fill the CFO position on a permanent basis.

Shawn O’Donnell, President and Chief Executive Officer of Arbinet stated, “On behalf of the Arbinet Board and management team, we thank Jack for his many contributions to Arbinet over the last three years.  Jack has played an integral role in our efforts to streamline the business and position the Company for future success.  We appreciate his willingness to remain with the Company as we search for his successor, and we wish him every success in his future endeavors.”

About Arbinet Corporation
Arbinet is a leading provider of international voice and IP solutions to carriers and service providers globally. With more than 1100 carriers across the world utilizing the Arbinet network, Arbinet combines global scale with sophisticated platform intelligence, call routing and industry leading credit management and settlement capabilities. Customers and suppliers include many leading fixed line, mobile, wholesale and VoIP carriers as well as calling card, ISPs and content providers around the world who buy and sell voice and IP telecommunications capacity and content. The Company can be reached at its corporate headquarters in New Brunswick, NJ at +1.732.509.9100 or by email at sales@arbinet.com.

Forward-Looking Statements
This press release contains forward-looking statements regarding anticipated future revenues, growth, capital expenditures, management’s future expansion plans, expected product and service developments or enhancements, and future operating results. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as: "believes," "expects," "may," "will," “optimistic”, "should" or "anticipates," or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Various important risks and uncertainties may cause Arbinet’s actual results to differ materially from the results indicated by these forward-looking statements, including, without limitation: members (in particular, significant trading members) not trading on our exchange or utilizing our new and additional services (including DirectAxcessSM, PrivateExchangeSM, AssuredAxcessSM and PeeringSolutionsSM); continued volatility in the volume and mix of trading activity; our uncertain and long member enrollment cycle; the failure to manage our credit risk; failure to manage our growth; pricing pressure; investment in our management team and investments in our personnel; regulatory uncertainty; system failures, human error and security breaches that could cause Arbinet to lose members and expose it to liability; Arbinet’s ability to obtain and enforce patent protection for our methods and technologies; losses in efficiency due to cost cutting and restructuring initiatives; decreased trading volumes due to our efforts to increase call quality on our exchange; economic conditions and volatility of financial markets, and the impact they may have on Arbinet and our customers; and disruption or uncertainty resulting from recent changes in senior management.  For a further list and description of the risks and uncertainties the Company faces, please refer to Part I, Item 1A of the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2009, and other filings that have been filed with the Securities and Exchange Commission. Arbinet assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise and such statements are current only as of the date they are made.

Contacts:

Andrea Priest / Andi Salas
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449